Exhibit 10.1

THIS AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE MAKER MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PERCEPTION CAPITAL CORP. II
AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

Principal Amount: Up to $1,200,000Dated as of April 10, 2023

This Note amends and restates the Convertible Promissory Note, dated as of October 31, 2022, by and between Maker and Payee (each, as defined below), in its entirety.

Perception Capital Corp. II, a Cayman Islands exempted company limited by shares (“Maker”), promises to pay to Perception Capital Partners II LLC, a Delaware limited liability company (“Payee”), or order, the principal balance as set forth on Schedule A hereto in cash in lawful money of the United States of America, on the terms and conditions described below; which schedule shall be updated from time to time by the parties hereto to reflect all advances and re-advances outstanding under this Note; provided that at no time shall the aggregate of all advances and re-advances outstanding under this Note exceed one million and two hundred thousand dollars ($1,200,000) (the “Maximum Amount”). Any advance hereunder shall be made by Payee pursuant to Section 2 below and shall be set forth on Schedule A. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.Principal. The entire unpaid principal balance under this Note shall be due and payable in full on the earlier of: (i) the date by which Maker has to complete a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”) pursuant to Section 49.7 of its Amended and Restated Memorandum and Articles of Association (as it may be amended from time to time), and (ii) immediately  upon consummation of an Initial Business Combination (such earlier date of (i) and (ii), the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Any outstanding principal balance under this Note may be prepaid at any time by Maker, at its election and without penalty; provided, however, that Payee shall have a right to first convert such principal balance pursuant to Section 6 below upon notice of such prepayment. Under no circumstances shall any individual, including, but not limited to, any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2.Drawdowns. Payee shall advance to Maker, beginning on November 1, 2022, and thereafter on the 1st of each month until the earlier of (i) the date of the extraordinary general meeting held in connection with the shareholder vote to approve an Initial Business Combination and (ii) the Payee having advanced aggregate contributions equal to the Maximum Amount, an amount equal to the product of $0.04 and the number of then-outstanding Class A ordinary shares of Maker. Any drawdowns under this

Note which cause the aggregate of all advances and re-advances outstanding under this Note to exceed $720,000 are conditioned upon the approval by the shareholders of Maker of the proposal to extend the date by which Maker must complete an Initial Business Combination presented at the extraordinary general meeting of shareholders of Maker to be held on or about April 27, 2023.

3.Interest. No interest shall accrue on the unpaid principal balance of this Note.

4.Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a)Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note on the Maturity Date.

(b)Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6.Conversion

(a)Optional Conversion. At the option of Payee, at any time on or prior to the Maturity Date, any unpaid principal amount outstanding under this Note (or any portion thereof) up to $1,200,000 in the aggregate may be converted into whole warrants of Maker to purchase Class A ordinary shares of Maker (“Warrants”) at a conversion price (the “Conversion Price”) equal to $1.00 per Warrant. If Payee elects such conversion, the terms of such Warrants issued in connection with such conversion shall be identical to the warrants issued to Payee pursuant to the Sponsor Warrants Purchase Agreement, dated as of October 27, 2021, by and between Payee and Maker, in connection with Maker’s initial public offering that was consummated on November 1, 2021 (the “Private Placement Warrants”), including that each Warrant will entitle the holder thereof to purchase one Class A ordinary share of Maker at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants. Before this Note may be converted under this Section 6(a), Payee shall surrender this Note, duly endorsed, to Maker and shall state therein the amount of the unpaid principal balance of this Note to be converted and the name or names in which the certificates for Warrants are to be issued (or the book-entries to be made to reflect ownership of such Warrants with Maker’s transfer agent); provided that such principal amount is no greater than $1,200,000. To the extent that this Note is not converted and/or repaid in full, a replacement Note shall be issued to Payee reflecting the remaining unpaid principal amount not so converted and/or repaid. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Warrants upon such conversion shall be treated for all purposes as the record holder or holders of such Warrants as of such date. Each such newly issued Warrant shall include a restrictive legend that contemplates the same restrictions as the Private Placement Warrants. The Warrants and Class A ordinary shares of Maker issuable upon exercise of the Warrants shall each constitute a “Registrable Security” pursuant to that certain Registration Rights Agreement, dated as of October 27, 2021, by and among Maker, Payee and the other parties thereto.

(b)Remaining Principal. The entire accrued and unpaid principal balance of this Note that is not converted into Warrants shall continue to remain outstanding and to be subject to the conditions of this Note or such replacement Note referred to in Section 6(a).

(c)Fractional Warrants. No fractional Warrants shall be issued upon conversion of this Note. In lieu of any fractional Warrants that would otherwise be issuable to Payee upon conversion of this Note, Maker shall pay to Payee an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a Warrant not issued pursuant to the previous sentence.

(d)Effect of Conversion. Upon conversion of this Note and the payment of any amounts specified in Section 6(c) and otherwise remaining outstanding, this Note shall be cancelled and void without further action of Maker or Payee, and Maker shall be forever released from all its obligations and liabilities under this Note.

7.Remedies.

(a)Upon the occurrence of an Event of Default specified in Section 5(a), Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)Upon the occurrence of an Event of Default specified in Section 5(b) or Section 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8.Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9.Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10.Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail or overnight courier service to the address most recently provided to such party or such other address as may be designated in writing by such party, (ii) by facsimile to the number most recently provided to such party or such other facsimile number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so delivered or transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11.Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which proceeds of Maker’s initial public offering (including the deferred underwriters discounts and commissions) and proceeds of the sale of the Private Placement Warrants were deposited, as described in greater detail in the registration statement on Form S-1 (File No. 333-255107) filed by Maker with the U.S. Securities and Exchange Commission, that was declared effective on October 27, 2021, and the related prospectus, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

14.Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

15.Assignment; Successors and Assigns. Subject to Section 16, no assignment or transfer of this Note or any rights or obligations hereunder may be made by either party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void. This Note shall be binding upon and benefit the permitted successors and permitted assigns of a party hereto.

16.Transfer of this Note or Securities Issuable on Conversion. With respect to any sale or other disposition of this Note or securities into which this Note may be converted, Payee shall give written notice to Maker prior thereto, describing briefly the manner thereof, together with (i) except for a Permitted Transfer, in which case the requirements in this clause (i) shall not apply, a written opinion reasonably satisfactory to Maker in form and substance from counsel reasonably satisfactory to Maker to the effect that such sale or other distribution may be effected without registration or qualification under any federal or state law then in effect and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion, or other evidence, and such written acknowledgement, Maker, as promptly as practicable, shall notify Payee that Payee may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the note delivered to Maker. If a determination has been made pursuant to this Section 16 that the opinion of counsel for Payee, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to Maker, Maker shall so notify Payee promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for Maker such legend is not required in order to ensure compliance with the Securities Act. Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of Maker. Prior to presentation of this Note for registration of transfer, Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of the principal amount hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Maker shall not be affected by notice to the contrary. For purposes hereof “Permitted Transfer” shall have the same meaning as any transfer that would be permitted for the Private Placement Warrants under the Letter Agreement, dated as of October 27, 2021, by and between Maker, Payee and the other parties thereto.

17.Acknowledgment. Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Payee understands that the acquisition of this Note involves substantial risk. Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

[Signature page follows.]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

MAKER:

PERCEPTION CAPITAL CORP. II

By:/s/ Rick Gaenzle

Name: Rick Gaenzle

Title:Chief Executive Officer

Acknowledged and agreed as of the day and year first above written.

PAYEE:

PERCEPTION CAPITAL PARTNERS II LLC

By:/s/ Scott Honour
Name:Scott Honour
Title:Authorized Signatory

[Signature Page to Amended and Restated Promissory Note (Extension Loan)]

SCHEDULE A

Subject to the terms and conditions set forth in the Note to which this schedule is attached, the principal balance due under the Note shall be set forth in the table below and shall be updated from time to time to reflect all advances and re-advances outstanding under the Note.

Date	Drawing	Interest Earned	Principal Balance